UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

Material Sciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois		60007
(Address of Principal Executive Offices)		(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 30, 2011. The following proposals were adopted by a majority of the shares voting for each proposal as follows:

Proposal One: Election of the following seven directors to serve until the annual meeting in 2012:

NOMINEE	FOR	WITHHELD
Terry L. Bernander	7,037,047	40,349
Frank L. Hohmann III	6,397,041	680,355
Samuel Licavoli	7,042,047	35,349
Patrick J. McDonnell	7,041,992	35,404
Clifford D. Nastas	7,036,252	41,144
John P. Reilly	7,042,047	35,349
Dominick J. Schiano	7,019,842	57,554

Proposal Two: Ratification of Deloitte & Touche LLP as the Company’s independent, registered public accounting firm for the fiscal year ending February 29, 2012. Deloitte & Touche LLP was ratified as MSC’s independent, registered public accounting firm with 8,632,857 votes cast for, 83,835 votes cast against and 645,724 votes abstaining.

There were 2,285,020 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: July 6, 2011	By:	/s/ James D. Pawlak
	Name:	James D. Pawlak
	Title:	Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary

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